SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)     June 6, 2007

China Shoe Holdings, Inc.
(formerly Indigo Technologies, Inc.)
(Exact name of Registrant as specified in its charter)

Nevada	333-139910	20-2234410
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

1640 Terrace Way, Walnut Creek, CA 94597
(Address of principal executive offices) (Zip Code)

(925) 930-0100
(Registrant’s Telephone Number, Including Area Code)

Amsterdam # 10 Chapultepec, California, La Mesa, Tijuana, B.C. Mexico
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective June 6, 2007, Francisco Hoyos, our president, secretary, treasurer, chief executive officer, chief financial officer and a director, resigned as an officer and remained as a director. Mr. Hoyos’ resignation as an officer did not result from any disagreement between him and us.

(c) Effective June 6, 2007, we appointed David Rector as our president, secretary, treasurer, chief executive officer, chief financial office and a director.

David Rector became a director of us in June 2007. Mr. Rector also serves as a director of Senesco Technologies, Inc., and DGSE Companies, Inc. Since May 2004, Mr. Rector has been in senior management positions with Nanoscience Technologies, Inc., a development stage company engaged in the development of DNA Nanotechnology and presently serves as its Chief Operating Officer.  Also, since 1985, Mr. Rector has been the Principal of The David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries. From 1983 until 1985, Mr. Rector served as President and General Manager of Sunset Designs, Inc., a domestic and international manufacturer and marketer of consumer product craft kits, and a wholly-owned subsidiary of Reckitt & Coleman N.A. From 1980 until 1983, Mr. Rector served as the Director of Marketing of Sunset Designs.  From 1971 until 1980, Mr. Rector served in progressive roles in both the financial and product marketing departments of Crown Zellerbach Corporation, a multi-billion dollar pulp and paper industry corporation. Mr. Rector received a Bachelor of Science degree in business/finance from Murray State University in 1969.

During the last two years, there have been no transactions, or proposed transactions, to which we were or are a party, in which Mr. Rector had or is to have a direct or indirect material interest.

Section 8 - Other Information

Item 8.01. Other Information

On June 6, 2007, our Board of Directors declared a 7.6 for 1 forward stock split in the form of a dividend. The record date for the stock dividend is June 22, 2007, and the payment date is June 27, 2007.

On June 6, 2007, we filed Amended and Restated Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada which (i) effected several changes to our Articles of Incorporation and (ii) consolidated the various amendments to our Articles into one document.

Pursuant to the Amendment, we increased our authorized capital stock from 75,000,000 shares of common stock, par value $0.001, to 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

The Amendment also changed our name from Indigo Technologies, Inc. to China Shoe Holdings, Inc.

We are currently exploring the possibility of a business combination with a Chinese enterprise involved in the manufacture of footwear. At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with the transaction. We have changed our name to more accurately reflect the focus of our proposed business.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation, filed June 6, 2007

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

China Shoe Holdings, Inc.

Date: June 8, 2007	By:	/s/ David Rector
David Rector President